EX-99.(n)

GOLDMAN SACHS TRUST II

Plan in Accordance with Rule 18f-3

(the “Plan”)

Amended and Restated as of

February 2, 2017

This Plan is applicable to each series of Goldman Sachs Trust II (each, a “Fund”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (“Rule 18f-3”). Unless otherwise determined by the Board of Trustees, each future Fund will issue multiple classes of shares in accordance with this Plan.

Each class of shares of each Fund will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses except as set forth below. In addition, extraordinary expenses attributable to one or more classes shall be borne by such classes. The Board of Trustees may determine in the future that other allocations of expenses or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Unless a class of shares is otherwise designated, it shall have the terms set forth below with respect to Class A Shares. Shares may be exchanged for shares of the same class of another Fund as set forth in the relevant Funds’ prospectuses or, to the extent permitted by the officers of the Trust, shares of one class may be exchanged for shares of another class of the same Fund. Class C Shares of a Fund may be exchanged for Class A Shares of a Fund as described from time to time in the prospectuses and statements of additional information for such shares. Class A and Class C Shares of a Fund may be exchanged for Class T Shares of a Fund as described from time to time in the prospectuses and statements of additional information for such shares.

Institutional Shares

Institutional Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Institutional Shares are not subject to fees under any Service, Shareholder Administration or Distribution and Service Plan. Institutional Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Institutional Shares.

Service Shares

Service Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Service Shares are sold only to or through service organizations that have entered into agreements with the Funds. Service Shares are subject to a fee under the Service Plan and Shareholder Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Distribution and Service Plan or any other Service Plan or Shareholder Administration Plan. The Service Shareholders have exclusive voting rights, if any, with respect to a Fund’s applicable Service Plan and Shareholder Administration Plan. Service Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Service Shares.

Class A Shares

Class A Shares are sold at net asset value per share plus the applicable sales charge as set forth in the relevant Fund’s prospectus. Certain Class A Shares purchased at net asset value may be subject to a contingent deferred sales charge as set forth in the Funds’ prospectuses. Class A Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Class A Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class A Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Shareholder Administration or Service Plan or any other Distribution and Service Plan. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class A Shares that is not imposed in connection with other classes of shares. The Class A Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan adopted with respect to Class A Shares, subject to the voting rights, if any, granted to the Fund’s other share classes by Rule 18f-3. Class A Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class A Shares.

Class C Shares

Class C Shares will be sold at net asset value without a sales charge imposed at the time of purchase. If a shareholder redeems Class C Shares which have been held for less than the time period specified in the applicable prospectus as the time of purchase (the “Purchase Prospectus”), a deferred sales charge, on the terms set forth in the Purchase Prospectus, may be imposed at the time of redemption of such Class C Shares. The deferred sales charge is waived in the circumstances set forth in the relevant Prospectus. In the case of an exchange, a deferred sales charge is not imposed at the time of exchange but may be payable upon subsequent redemption of the Class C Shares acquired on exchange as provided in a Fund’s prospectus from time to time. Class C Shares have no conversion feature and are subject to distribution and service fees as set forth in a Fund’s prospectus. Class C Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class C Shares that is not imposed in connection with other classes of shares. Class C Shares are subject to fees under the Distribution and Service Plan adopted with respect to the Class C Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Shareholder Administration or Service Plan or any other Distribution and Service Plan. The Class C Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan adopted with respect to Class C Shares. Class C Shares are entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class C Shares.

Class R Shares

Class R Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class R Shares that is not imposed in connection with other classes of shares. Class R Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class R Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Shareholder Administration or Service Plan or any other Distribution and Service Plan. The Class R Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan with respect to Class R Shares, subject to the voting rights, if any, granted to the Fund’s other share classes by Rule 18f-3. Class R Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class R Shares.

Class IR Shares

Class IR Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class IR Shares that is not imposed in connection with other classes of shares. Class IR Shares are not subject to fees under any Shareholder Administration, Service or Distribution and Service Plan. Class IR Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class IR Shares.

Class R6 Shares

Class R6 Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class R6 Shares that is not imposed in connection with other classes of shares. Class R6 Shares are not subject to fees under any Shareholder Administration, Service or Distribution and Service Plan. Class R6 Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class R6 Shares.

Class T Shares

Class T Shares are sold at net asset value per share plus the applicable sales charge as set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class T Shares that is not imposed in connection with other classes of shares. Class T Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class T Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Shareholder Administration or Service Plan or any other Distribution and Service Plan. The Class T Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan adopted with respect to Class T Shares, subject to the voting rights, if any, granted to the Fund’s other share classes by Rule 18f-3. Class T Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class T Shares.

Transfer Agency Fees

Transfer agency fees and expenses incurred by the Trust’s Funds are treated as class expenses.

Expense Allocation

Expenses that are treated as class expenses under this Plan will be borne by a Fund’s respective share classes. Fund expenses will be allocated daily to the respective share classes in accordance with Rule 18f-3(c) as now or hereafter in effect, subject to the oversight of the Board of Trustees.

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